Exhibit 10.10

Purchase Order

Vendor: Dragonsoft Group Co., Limited

PO Number:

PO Date:

Payment Term:

Incoterms:

Buyer:

Bill to: Gallop Trading Limited

Ship To:

Product Procurement: Computing & Storage Units

Goods and equipment:

Category:

Description:

Quantity:

Unit Price:

Amount:

TAX RATE:

TAX:

TOTAL: ...

Technical Service: The services include System software installation; Drive system cleaning; Testing and debugging.

Service fee: ...

TOTAL in USD: ...

Warranty: 30 days from goods received in HK

Lead time: 5 DAYS from PAYMENT

Condition: Grade A

Confirmed and accepted by Gallop Trading Limited